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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Paracelsus Healthcare Corporation 1996 Stock Incentive Plan of our report dated December 14, 1995, with respect to the consolidated financial statements and schedule of Paracelsus Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1995, and in its Proxy Statement/Prospectus dated July 19, 1996, that is made a part of the Registration Statement (Form S-4), filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
August 15, 1996